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                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                       Pursuant to section 13 or 15(d) of
                       the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)    November 13, 1998
                               (November 10, 1998)


                              UTILICORP UNITED INC.
               (Exact name of registrant as specified in charter)


Delaware                                1-3562                   44-0541877
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(State or other                      (Commission                 (IRS Employer
jurisdiction of                      File Number)                Identification
incorporation)                                                   No.)


20 West 9th, Kansas City, Missouri                                64105
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number including area code                (816) 421-6600

(Former name of former address, if changed since last report)   Not Applicable
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ITEM 5. OTHER EVENTS.

     On November 10, 1998, UtiliCorp made a proposal to acquire the approximately 5.4 million shares of common stock of Aquila Gas Pipeline Corporation which it does not already own for $8.00 per share. This offer is subject to negotiation and agreement with the independent committee of Aquila Gas Pipeline Corporation's Broad of Directors. On November 13, 1998, four shareholder actions were filed in the Delaware Court of Chancery alleging that the proposal was unfair to minority shareholders. Utilicorp believes that these actions are without merit.

     On November 13, 1998, Power New Zealand Limited (PNZ) sold its retail business to TransAlta and acquired TransAlta's lines business. PNZ's new combined lines business will serve 370,000 customers.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired--None.
(b)  Pro Forma Financial Information--None.
(c)  Exhibits:
     99.   Press release dated November 12, 1998.


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                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UtiliCorp United Inc.



By: /s/ James S. Brook
James S. Brook
Vice President, Controller and Chief Accounting Officer

Date: November 13, 1998